UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018 (April 19, 2018)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7               Regulation FD Disclosure

Item 7.01.             Regulation FD Disclosure

On April 19, 2018, Eversource Energy issued a news release announcing that it has proposed to acquire all of the outstanding shares of Connecticut Water Service, Inc. (Connecticut Water) for $63.50 per share in cash or in Eversource Energy common shares, at the election of Connecticut Water’s shareholders. Eversource Energy’s proposal is a non-binding indication of interest and follows a communication made by Eversource Energy to Connecticut Water on April 5, 2018 during which Eversource Energy stated its belief that Eversource Energy’s proposal represents a superior alternative to the recently announced merger agreement between Connecticut Water and SJW Group.

A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by Eversource Energy, The Connecticut Light and Power Company, NSTAR Electric Company or Public Service Company of New Hampshire under the Securities Act of 1933, as amended, unless specified otherwise.

Section 9               Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	News release, dated April 19, 2018, issued by Eversource Energy announcing its proposal to acquire all of the outstanding shares of Connecticut Water Service, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

April 19, 2018	By:	/s/ Philip J. Lembo
Philip J. Lembo
Executive Vice President and
Chief Financial Officer